Exhibit 99(a)

FOR RELEASE: Monday, June 01, 2009	DELPHI MEDIA CONTACT: Lindsey Williams — 248.813.2528
DELPHI INVESTOR CONTACT: Eric Creech — 248.813.2498
PLATINUM CONTACT: Dan Whelan — 310.282-9202
DELPHI REACHES AGREEMENTS
TO EMERGE FROM CHAPTER 11 REORGANIZATION
Company Filing Modifications to 2008 Confirmed Plan of Reorganization; Final Transaction
Approval Hearing Scheduled for July 23, 2009
Platinum Equity Will Acquire Transformed Delphi Business Operation with Emergence
Capital and Capital Commitments of $3.6 Billion
General Motors Will Acquire Global Steering Division and Select U.S. Operations
General Motors Will Provide up to $250 Million Subordinated DIP Financing To Support Delphi’s
Chapter 11 Cases to Closing; Final Financing Hearing Scheduled for June 16, 2009
     Troy, Mich., — Delphi Corp. (PINKSHEETS:DPHIQ) announced it is filing today further modifications to its confirmed First Amended Joint Plan of Reorganization and a Supplement to its First Amended Disclosure Statement with the U.S. Bankruptcy Court for the Southern District of New York. Copies of these documents, which remain subject to approval by the Bankruptcy Court as part of the reorganization plan modification process, will be posted on www.delphidocket.com.
     Delphi will effect its emergence from Chapter 11 reorganization through a transaction with Parnassus Holdings II, LLC, an affiliate of Platinum Equity, and with the support of GM Components Holdings LLC, an affiliate of General Motors Corporation. The emergence structure is similar to that contemplated in the Company’s previously Confirmed Plan. However, instead of plan investors emerging as the majority owner of the continuing business enterprise through sponsorship of the Confirmed Plan, Delphi has agreed to contemporaneously effectuate transactions through which Parnassus will operate Delphi’s U.S. and non-U.S. businesses going forward with emergence capital and capital commitments of approximately $3.6 billion and without the labor-related legacy costs associated with the North American sites that are being acquired by GM Components Holding LLC together with Delphi’s global Steering business. Certain other residual non-core and non-strategic assets and liabilities will be retained by a reorganized entity emerging as DPH Holdings Co., which are expected to be divested over time.
     “After an extended period of complex and challenging discussions with a wide range of stakeholders, we are confident that these modifications to our confirmed Plan of Reorganization
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will provide a resolution that will allow Delphi to emerge from Chapter 11,” said Rodney O’Neal, Delphi CEO and president. “We are grateful for the patience of our customers, who have placed their trust in Delphi’s ability to provide world-class products and uninterrupted supply, and the support of our suppliers who have contributed broadly to our efforts. We are also thankful for the dedicated Delphi employees who have remained focused on our customers and to the communities in which we operate for their unwavering support during the most challenging period in our history.”
     According to O’Neal, Delphi’s emerging businesses will continue to develop technology and products and produce them for the benefit of its customers under the guidance of Platinum, a company with experience providing operational support to companies to help them create long term value.
     O’Neal said that Delphi had worked diligently to obtain support from Platinum, GM and the Company’s lenders and other stakeholders to effect Delphi’s emergence from Chapter 11 through the plan modifications filed today with the Bankruptcy Court but has also committed to complete these transactions through a sale of the Company to GM Components and Parnassus if sufficient stakeholder support is not obtained to promptly achieve confirmation and substantial consummation of the modified plan of reorganization. The final approval hearing on the emergence transactions announced today has been scheduled by the Bankruptcy Court for July 23, 2009. A final hearing on the incremental $250 million subordinated DIP facility has been set for June 16, 2009. Delphi expects preliminary hearings previously scheduled for June 2, 2009 to be rescheduled by the Bankruptcy Court to later this week or next week.
Platinum Equity / Parnassus Purchase of Emerged Delphi Business Operations
     Platinum Equity will acquire and operate the emerged Delphi U.S. and non-U.S. business operations through its Parnassus affiliate.
     “A healthy, sustainable supply base is the best foundation for any effort to revitalize the auto industry,” said Platinum Equity Chairman and CEO Tom Gores. “Automakers need strong suppliers in order to rebuild their own businesses and return to profitability. It starts from the ground up and we look forward to contributing to that process.”
     Platinum’s M&A&O® approach to investing focuses on acquiring businesses that need operational support and can benefit from Platinum’s expertise in transition, integration and operations.
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     Platinum has substantial knowledge of Delphi’s operations and a strong working relationship with the company, its stakeholders and its global OEM customer base.
     “We know the business very well and understand its potential,” added Mr. Gores. “Despite the obvious challenges facing the auto industry, we are excited at the opportunity to be a part of its renewal. Our top priority is working together with customers, employees, and suppliers to ensure long-term success for Delphi.”
Sale of Certain U.S. Sites and Global Steering Business to General Motors
     Under the provisions of the modified Plan, Delphi will sell certain U.S. plants to certain affiliates of GM, including: Delphi’s global steering operations, and the U.S. manufacturing sites located in Kokomo, Ind.; Wyoming, Mich.; Lockport, NY; and Rochester, NY. The Steering operations include manufacturing, engineering and customer service sites in the United States and other locations outside the U.S. Today’s agreed transaction with GM Components Holdings LLC supersedes the prior GM Steering Option Exercise Agreement, which had been pending Bankruptcy Court approval and will be withdrawn by Delphi.
Confirmed Plan and Modified Plan Comparison
     John Sheehan, Delphi vice president and chief financial officer said that significant challenges in the global automotive and financial sectors — as well as the delay in emergence caused by the actions of the former plan investors in refusing to close on their Investment Agreement in April, 2008 — have caused the business enterprise value of the company to be substantially less than in the previous plan. “Accordingly, distributions to be received by our stakeholders and the currency of such distributions have significantly changed for more senior stakeholders, or have been eliminated for more junior stakeholders, since the confirmation of the Confirmed Plan,” Sheehan said.
     Proposed modifications to the Confirmed Plan being filed today are outlined below:
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	Confirmed Plan	Modified Plan

Plan Investor	Plan Investors’ commitment to invest up to $2.55 billion	Acquisition of the Company’s operating businesses by Parnassus Holdings II, LLC, an affiliate of Platinum Equity Capital Partners II, L.P., and of certain North American operations and the global Steering business by certain affiliates of General Motors Corporation

Rights Offering	$1.75 billion discount rights offering	No rights offering

Emergence Capital and Capital Commitments	$4.7 billion	No funded debt; instead non-recourse emergence capital funded by GM under the transaction agreements

Parnassus Holdings II, LLC has obtained approximately $3.6 billion in emergence capital and capital commitments to support the Company’s operating businesses going forward

Revolver	$1.4 billion	Not applicable

Total Enterprise Value	Agreed plan value of $12.8 billion	Not applicable as a result of the Master Disposition Agreement and related transactions

Defined Benefit Pension Plans	- $1.5 billion 414(l) Transfer of hourly pension plan to GM - All salaried pension plans and remaining hourly pension plans assumed	- 414(l) Transfer of approximately $2.1 billion in net unfunded liabilities was effective on September 29, 2008.

- Upon consummation of the Modified Plan, the remaining assets and liabilities of Delphi’s hourly pension plan will no longer be the responsibility of the Debtors and will be addressed by GM. The Debtors expect that the salaried pension and certain subsidiary pension plans may be involuntarily terminated by the PBGC, which will receive a negotiated settlement, including an allowed unsecured prepetition claim
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	Confirmed Plan	Modified Plan

GM	$4.073 billion consisting of:

- $1.073 billion (in liquidation amount) in junior preferred securities

- $1.5 billion, of which at least $750 million will be in Cash and the remainder will be in a second lien note with market terms

	- $1.5 billion in connection with the effectuation of the 414(l) assumption	GM will purchase from Delphi for additional consideration certain assets of the Company and will be subject to certain obligations as set forth in the Master Disposition Agreement (which will supersede the Amended Master Restructuring Agreement that will be terminated), including providing certain funding, waiving certain claims and assuming various liabilities. GM will not receive any distribution on account of its Allowed Claim

DIP Facility Revolver Claim	Paid in full on the Effective Date	Satisfied in full on the Effective Date

DIP Facility First Priority Term Claim	Paid in full on the Effective Date	Satisfied in full on the Effective Date

Senior Secured Hedge Obligations	Paid in the ordinary course of business	Paid in the ordinary course of business with agreed collateralization upon emergence

DIP Facility Second Priority Term Claim	Paid in full on the Effective Date	Satisfied in full on the Effective Date through consummation of a transaction that provides for the cash payment of approximately $291 million, interest in Parnassus Holdings II, LLC in the nominal amount of $145.5 million with a preferred return at a per annum rate of interest of 8% and to be paid pursuant to a waterfall formula as part of the equity distribution of Parnassus Holding LLC and any unpaid balance to be paid ten years after the effective date of Modified Plan, and the first settlement or other proceeds from the Corporation’s plan investor litigation up to approximately $146 million

Secured Claims (Excluding DIP Claims)	Paid in Cash in full or reinstated	Claims will either (i) be paid in equal installments of cash over a period of seven years from the effective date of the Modified Plan with interest accruing at the closing seven-year Treasury Bill rate on the effective date, plus 200 basis points; (ii) receive their collateral free and clear of liens; or (iii) receive such other treatment agreed upon by the parties that is more favorable to the Debtors
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	Confirmed Plan	Modified Plan

Unsecured Creditors	Par plus accrued recovery at plan value of $12.8 billion consisting of:

-78.6% in new common stock at plan equity value

-21.4% through pro rata participation in discount rights offering at a 35.6% discount from plan equity value

	-TOPrS Claims included in General Unsecured class with Senior Notes, trade claims, and SERP claims	Pro rata share of deferred consideration under the Master Disposition Agreement

Post-petition Interest	Post-petition Interest to be paid on certain General Unsecured Claims	No post-petition interest will be accrued or paid on General Unsecured Claims under the Modified Plan

MDL Litigation Claims	Allowed claims with same treatment as General Unsecured Claims	No recovery under the Modified Plan

Equity	Direct grant of new common stock of $28 million and Warrants valued at $321 million in the aggregate, plus the opportunity to participate in a Par Value Rights Offering	No recovery under the Modified Plan
Pre-Emergence Funding By GM
     Under the provisions of an Amended and Restated Delphi-GM Arrangement (which will supersede two prior amendments which had provided for $150 million in pre-emergence liquidity and had been pending Bankruptcy Court approval), GM will be providing Delphi with up to $250 million of pre-emergence liquidity through July 31, 2009 to support Delphi’s transformation plan and its plan of reorganization.
Termination of Salaried and Certain Hourly Pension Plans
     Sheehan noted that Delphi had achieved its earlier Transformation Plan objective of developing a workable pension solution for its defined benefit plans, which were to have been assumed and preserved under the prior Confirmed Plan. However, the delay in emergence caused by the actions of our former plan investors in refusing to close on their Investment Agreement in April, 2008 — followed by subsequent historic deterioration in the capital markets and
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global automotive industry — have prevented Delphi from being able to fund its defined benefit pension plans for existing retiree and active hourly and salaried employees following emergence from Chapter 11 reorganization. Accordingly, Delphi’s U.S. Hourly Pension Plan will be addressed by GM. Although the Company explored numerous alternatives for its salaried pension plan and other “subsidiary” plans, none were determined to be feasible. Thus, in connection with the Modified Plan, the U.S. Pension Benefit Guaranty Corporation (PBGC) may initiate an involuntary termination of the salaried pension plan and the other “subsidiary” plans and is expected to enter into a settlement with Delphi that will result in the PBGC receiving certain consideration including an allowed prepetition unsecured claim in connection with resolving its claims and other asserted global liens.
Wind-down of Remaining Idled Sites
     Delphi will continue the wind-down and disposition of several discontinued operations, primarily located in the United States, through a reorganized entity expected to be called DPH Holdings Co. The sites include: Athens, Ala.; Fitzgerald, Ga.; New Castle, Ind.; Olathe, Kan.; select sites in Flint and Saginaw, Mich.; Clinton, Miss.; select sites in Columbus, Cortland, Dayton, Kettering and Warren, Ohio; a leased facility in Columbia, Tenn.; and Oak Creek Wisc.
ABOUT DELPHI’S CHAPTER 11 CASE
     Delphi’s Chapter 11 cases were filed on Oct. 8, 2005, in the United States Bankruptcy Court for the Southern District of New York and were assigned to the Honorable Robert D. Drain under lead case number 05-44481 (RDD).
     More information on Delphi’s U.S. restructuring and access to court documents is available at www.delphidocket.com.
     Information on the case can also be obtained on the Bankruptcy Court’s website with Pacer registration: http://www.nysb.uscourts.gov. For more information about Delphi and its operating subsidiaries, to include Court filings discussed in this release, visit Delphi’s website at www.delphi.com.
FORWARD-LOOKING STATEMENTS
 This press release as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but
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are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the partial temporary accelerated payments agreement and Advance Agreement with GM, its debtor-in-possession financing facility, and to obtain an extension of term or other amendments as necessary to maintain access to such Advance Agreement and facility; the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time, including the ability of the Company to obtain Court approval of the interim Liquidity Support Agreement with GM and approval to modify the Plan which was confirmed by the Court on January 25, 2008, to confirm such modified plan or any other subsequently filed plan of reorganization and to consummate such plan or other consensual resolution of Delphi’s Chapter 11 cases; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its Plan as filed with the Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the United States Securities and Exchange Commission, including the risk factors in Part I. Item 1A. Risk Factors, contained therein and in Part II. Item 1A. Risk Factors in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. It is possible that Delphi’s common stock may have no value and claims relating to prepetition liabilities may receive no value.
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